Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Open Plan Systems, Inc. 1996 Stock Option Plan for Non-Employee Directors of our report dated March 27, 1995, with respect to the financial statements of Open Plan Systems, Inc. included in the Registration Statement (Form SB-2 No. 333-3188) and Prospectus filed with the Securities and Exchange Commission.





                                                      /s/ Martin, Dolan & Holton
                                                      --------------------------
                                                      MARTIN, DOLAN & HOLTON


Richmond, Virginia
October 28, 1996